UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2012

Howard Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35489	20-3735949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6011 University Boulevard, Suite 370, Ellicott City, Maryland	21043
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (410) 750-0020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On June 14, 2012, Howard Bancorp, Inc. (the “Company”) issued a press release announcing the extension of its rights offering and the resulting extension of the termination date of its public offer for shares of common stock not subscribed for in the rights offering.  Holders of subscription rights issued in the rights offering will now have until 5:00 p.m., Eastern Time, on June 29, 2012 to exercise their rights.  The rights offering was originally scheduled to expire on June 18, 2012.  The public offer will continue to expire seven days after expiration of the rights offering, or July 6, 2012 as a result of the extension of the rights offering.  Other than the extension of the expiration date of the rights offering and resulting extension of the expiration date of the public offer, all of the offering terms described in the Company’s prospectus dated May 21, 2012 remain the same and apply during the extended period of the rights offering and public offer.

A copy of the press release is filed as Exhibit 99.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1      Press Release dated June 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD BANCORP, INC.

		By:	/s/ Mary Ann Scully
		Name:	Mary Ann Scully
Date:	June 14, 2012	Title:	President, Chief Executive Officer and
Chairman of the Board